EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Intacta Technologies Inc.

We hereby consent to the use in the prospectus constituting a part of this Registration Statement of our report dated March 9, 2001 relating to the consolidated financial statements of Intacta Technologies Inc. which is contained in that prospectus. Our report contained an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

Atlanta, Georgia
January 24, 2002